EXHIBIT 10.2

NONCOMPETITION AND NONSOLICITATION

AGREEMENT

This NONCOMPETITION AND NONSOLICITATION AGREEMENT (this “Agreement”), dated as of January 27, 2017, is between OMS MOTION, INC. (the “Buyer”) and PRO-DEX, INC. (the “Seller”).

RECITALS

Contemporaneously with the execution of this Noncompetition and Nonsolicitation Agreement, Seller and Buyer have executed an Agreement For Sale and Purchase of Business Assets (the “Agreement”). The parties agree that the business related to the Agreement has domestic and worldwide potential and that is a significant reason for Buyer entering into the Agreement. In connection with that Agreement the parties have agreed that the Seller will execute an agreement limiting its ability to compete with the business related to the assets being sold pursuant to the Agreement.

AGREEMENT

SECTION 1.      NONCOMPETITION

Seller agrees that for a period of 2 years from the date of this Noncompetition and Nonsolicitation Agreement Seller will not compete with Buyer in designing, manufacturing or selling motion controllers directly or indirectly in any form or manner, alone, as a consultant, an owner, a partner, a shareholder, a member, an adviser, an organizer, or an agent or in any way connected with any business throughout the world.

SECTION 2.      NONSOLICITATION OF CUSTOMERS

Seller agrees that for a period of 2 years from the date of this Noncompetition and Nonsolicitation Agreement Seller will not knowingly directly or indirectly solicit the customers or prospective customers of Buyer in any form or manner, alone, as an employee, a consultant, an owner, a member, an adviser, or an agent or in any other way connected with any business throughout the world.

SECTION 3.      NONSOLICITATION OF EMPLOYEES

Seller further agrees that for a period of 2 years from the date of this Noncompetition and Nonsolicitation Agreement Seller will neither recruit nor solicit employees of the Buyer to leave their employment with the Buyer or go to work for any other company or entity in competition with the Employer.

SECTION 4.      REMEDIES

It is understood and agreed that if the Seller breaches any term of this Noncompetition and Nonsolicitation Agreement, the Buyer will be seriously damaged, but the amount of damages will be difficult to ascertain. Accordingly, Seller agrees with the Buyer that if, during the time periods specified in Sections 1., 2., and 3., of this Noncompetition and Nonsolicitation Agreement Seller breaches any term of this Noncompetition and Nonsolicitation Agreement, the Buyer will be entitled to an injunction prohibiting violations of this Noncompetition and Nonsolicitation Agreement, in addition to any monetary damages to which the Buyer may be entitled.

SECTION 5.      SUCCESSORS AND ASSIGNS

5.1       Benefit to Successors of Buyer. This Noncompetition and Nonsolicitation Agreement will be binding on and inure to the benefit of the Buyer’s successors and assigns, whether by way of merger, consolidation, operation of law, assignment, or acquisition of the stock or substantially all the assets or business of the Buyer. Any successor or assign is included in the term “Buyer” as used in this Noncompetition and Nonsolicitation Agreement .

5.2       Binding On Successors of Seller. This Noncompetition and Nonsolicitation Agreement shall be binding on Seller’s successors, whether by way of merger, consolidation, operation of law, or acquisition of the stock or substantially all the assets or business of Seller.

SECTION 6.      NO ADEQUATE REMEDY

6.1       Acknowledgment. The Seller acknowledges and agrees that it is impossible to measure in money the damages that may accrue by reason of its failure to perform any obligation under Noncompetition and Nonsolicitation Agreement . Therefore, if the Buyer institutes any action or proceeding to enforce Section 1., 2., or 3., Seller hereby waives the claim or defense that the Buyer has an adequate remedy at law, and the Seller will not urge in any such action or proceeding the claim or defense that the Buyer has an adequate remedy at law.

6.2       Equitable Relief. If the Seller violates any provision of Section 1., 2., 3., 4., or 5., Seller hereby consents to the granting of a temporary, and thereafter a permanent, injunction against Seller by any court of competent jurisdiction prohibiting Seller from violating any provisions of this Noncompetition and Nonsolicitation Agreement . In any proceeding for an injunction and on any motion for a temporary or permanent injunction, Seller that Seller’s ability to answer in damages will not be a bar or interposed as a defense to the granting of a temporary or permanent injunction against Seller. Seller agrees that Buyer will not have an adequate remedy at law and will suffer irreparable damage in the event that the Employee breaches any provision of this Noncompetition and Nonsolicitation Agreement .

SECTION 7.      MISCELLANEOUS

7.1       Construction. Whenever possible, each provision of this Agreement will be interpreted in a manner that will render it effective and valid under applicable law. If any provision of this Agreement is or becomes prohibited by or invalid under applicable law, that provision will be ineffective only to the extent of the prohibition or invalidity without invalidating the remainder of the provision or the remaining provisions of this Agreement. The parties expressly intend and desire that any court holding any provision of this Agreement to be invalid or unenforceable as written will substitute a provision that is enforceable and that most fully accomplishes the purpose of the invalid or unenforceable provision.

7.2       Reasonable Agreement. The Seller agrees that the covenants contained in this Noncompetition and Nonsolicitation Agreement do not place an unreasonable burden on the Seller.

The parties enter into this Agreement as of the date first written above.

Seller /s/ Rick Van Kirk Pro-Dex, Inc. By Rick Van Kirk, President & CEO	Buyer /s/ Phil Brown OMS Motion, Inc. by Phil Brown President